INDEPENDENT AUDITORS' CONSENT                                     EXHIBIT 23.2


We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-3 of our report (based on our audit which was performed in accordance with auditing standards generally accepted in Brazil) on the financial statements of LIGHT - Servicos de Electricidade S.A. as of December 31, 1995 and 1994 and for the years then ended, prepared in conformity with accounting principles generally accepted in Brazil, dated January 24, 1996, except for note 27, for which the date is May 1996 (which expresses an unqualified opinion and includes a reference to other auditors who audited the financial statements of Eletropaulo Electricidade de Sao Paulo S.A. as of and for the years ended December 31, 1995 and 1994, whose report thereon has been furnished to us, and our opinion on LIGHT - Servicos de Electricidade S.A., insofar as it relates to the amounts included for such company, is based solely on the report of such other auditors) appearing in the Current Report on Form 8-K of The AES Corporation dated May 30, 1996, and to the reference to us under the heading "Experts" in each Prospectus, which are part of such Registration Statement.



DELOITTE TOUCHE TOHMATSU

Auditores Independentes

Rio de Janeiro, Brazil

November 4, 1996